EXHIBIT 5

AMERICAN PREMIER                        One East Fourth Street
GROUP, INC.                             Cincinnati, Ohio 45202
                                        Telephone: (513) 579-6600

                                        April 26, 1995

American Premier Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Gentlemen:

          I am General Counsel of American Premier Group, Inc. (the "Corporation") and in that capacity am familiar with the Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933 of the shares of Common Stock, par value $1.00 per share, of the Corporation (the "American Premier Common Stock") which may be issued upon the conversion of shares of Preferred Stock, without par value, of the Corporation ("Career Shares"), which originally were shares of Preference Stock, without par value, of American Premier Underwriters, Inc., a subsidiary of the Corporation ("APU"), purchased pursuant to APU's now terminated Career Share Purchase Plan (the "Plan").

          I have examined copies of the Plan, the form of purchase agreement under the Plan, the Registration Statement and such other documents as I deemed necessary for the purposes of the opinion hereinafter expressed.

          Based upon the foregoing, I am of the opinion that the shares of American Premier Common Stock which may be acquired upon the conversion of Career Shares will, when issued and paid for in accordance with the terms and conditions of the Plan and the purchase agreements evidencing the purchase of Career Shares pursuant to the Plan, be legally and validly issued, fully paid and non-assessable.

          I hereby consent to be named in the Registration
Statement and the Prospectus part thereof as the attorney who has passed upon legal matters in connection with the issuance of the aforesaid American Premier Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        James E. Evans
                                        James E. Evans
                                        Senior Vice President
                                          and General Counsel
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